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                                 Exhibit 23 (i)

                               Consent of Counsel

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                                      C-5

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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                         Internet: www.paulhastings.com


                                 April 28, 2001



Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

Attn:  Ms. Ann Oglanian

         Re:      The Montgomery Funds III (the "Registrant")

Ladies and Gentlemen:

         We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the Montgomery Variable
Series: Growth Fund and the Montgomery Variable Series: Emerging Markets Fund.

         The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 10 filed with the Commission on May 2, 2000.


                                              Very truly yours,

                                    Paul, Hastings, Janofsky & Walker LLP